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                                                                     EXHIBIT 99A


                                   EXHIBIT (A)


                 Certificate of Incorporation of the Registrant



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                      RESTATED CERTIFICATE OF INCORPORATION


                                       OF


                                M.S.B. FUND, INC.


                UNDER SECTION 807 OF THE BUSINESS CORPORATION LAW



         We, the undersigned, being officers of M.S.B. Fund, Inc., do hereby certify:

         1.   The name of the Corporation is M.S.B. FUND, INC.

         2. The Certificate of Incorporation of the Corporation was filed by the Department of State on June 8, 1964.

         3.   The Certificate of Incorporation is hereby amended as follows:

              a. to reduce the minimum number of directors to five, to eliminate the minimum number for directors of each class, and to clarify the manner in which the number of directors of the Corporation may be fixed by amending paragraph 1 of Article SEVENTH;

              b. to conform the capitalization of the terms "By-Laws," "By-laws" and "Board of Directors," by modifying such terms, wherever they occur, to "by-laws" and "board of directors;" and

              c. to change the word "reaquired" to "reacquired" in paragraph 4(f) of Article SEVENTH.

         4. The amendments referred to herein were duly authorized by the vote of the board of directors of the Corporation, followed by the affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon at the Corporation's Annual Meeting of Stockholders duly called and held on April 20, 2000, and the restatement of the Certificate of Incorporation, as so amended, was authorized by the vote of the board of directors of the Corporation.


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         The text of the Certificate of Incorporation, as so amended, is hereby restated to read in full as follows:

         FIRST:  The name of the Corporation is M.S.B. FUND, INC.

         SECOND:  The purposes for which it is formed are:

              A. To engage generally in the business of an open-end investment company, as defined in an act of Congress entitled "Investment Company Act of 1940" and to conduct all activities generally engaged in by such an investment company.

              B. Except as limited by the by-laws of the Corporation, to engage in the business of investing in, acquiring, owning, holding, selling, pledging, hypothecating, exchanging or otherwise disposing of or realizing upon, and generally dealing in and with securities, whether shares of stocks, bonds, debentures, notes, warrants, rights, scrip, rights to receive, purchase or subscribe for any interests, mortgages, evidences of indebtedness or obligations, secured or unsecured, or other securities of any description, whether in, of or made, created or issued by any corporation, company, association, partnership, trust, syndicate, individual, government, state, municipality or other political subdivision; to exercise any and all rights, powers and privileges with reference to such business and in respect to any and all funds, property and securities owned by the Corporation including, without limitation, the right to vote thereon, to consent and otherwise act with respect thereto, to pay assessments, subscriptions and other sums of money in connection therewith, to deposit securities, to exercise any option appertaining to securities and to do any and all acts and things the Corporation may deem expedient for the protection of its interest as owner or holder of such securities.

              C. To issue and sell shares of stock of the Corporation in such amounts, on such terms and conditions, for such purposes and for such consideration, now or hereafter permitted by the laws of New York and by this Certificate, as its board of directors may determine and without the vote or consent of the holders of stock of the Corporation.

              D. To acquire through purchase, exchange or otherwise, to hold, dispose of, transfer, reissue or cancel, its own shares in any manner and to the extent now or hereinafter permitted by the laws of New York and by this Certificate.

              E. Except as otherwise provided in the by-laws of the Corporation, to borrow from any person or corporation for proper corporate purposes, including the acquisition of funds for investment in securities, and to issue and deliver notes, drafts, warrants, bonds, debentures or other obligations of the Corporation to evidence such borrowings, containing such terms and conditions and bearing such interest rates and having such maturities as the board of directors from time to time may determine, and to secure the same and the interest thereon by mortgage of, conveyance of, deed of trust of, pledge of or through lien upon, property, franchises, rights and privileges of every kind or nature, or any part thereof, then owned or thereafter acquired by the corporation.


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              F.   To do any and all such further acts and things and to
         exercise any and all such further powers as may be necessary, appropriate or desirable for, or in connection with, or incidental to, the accomplishment, carrying out or attainment of all or any of the foregoing purposes and objects.

         The foregoing clauses shall be construed as powers as well as objects and purposes and the matters expressed in each of the foregoing paragraphs, unless otherwise expressly provided, shall not be limited by inference from the terms of any other provision of this Certificate, but shall be regarded as independent objects, purposes and powers and the enumeration of the specific shall not be deemed to restrict the meaning of the general terms and powers, nor shall the expression of one thing be deemed to exclude another not expressed although of like nature.

         THIRD: The office of the Corporation is to be located in the City of New York, County and State of New York.

         FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 515,000,000 shares of a par value of one tenth of one cent ($0.001) each, to be divided into five (5) classes designated and classified as follows:

                        5,000,000           shares of Class A Stock
                        5,000,000           shares of Class B Stock
                        5,000,000           shares of Class C Stock
                      250,000,000           shares of Class D Stock
                      250,000,000           shares of Class E Stock

The relative rights, preferences and limitations of the various classes of stock of the Corporation shall be as follows:

              1. The holder of each share of stock of the Corporation shall be entitled to one vote for each share of stock, irrespective of the class, then standing in his name on the books of the Corporation, and each share shall entitle the holder thereof to vote with and in the same manner as the holder of any other share on matters submitted to a vote of the stockholders of the Corporation without differentiating between holders of the various classes of stock; provided, however, that as to any matter or proposal which does not affect any interest of a particular class of stock, only holders of such classes as are affected shall be entitled to vote with respect to such matter or proposal; and provided, further, that the board of directors, in accordance with the by-laws of the Corporation, may determine in the case of any matter or proposal submitted to the stockholders for approval, that approval of such matter or proposal shall be conditioned upon the approval of the holders of each class of stock entitled to vote thereon, voting as a class. The determination of the board of directors of the Corporation as to whether any matter or proposal submitted to a vote of the stockholders does or does not affect any interest of any class of stock shall be conclusive and binding on the stockholders of all classes for all purposes.


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              2.   All payments received by the Corporation for the issue or
         sale of stock of a particular class together with all assets in which such funds are invested or reinvested and all income, earnings and profits thereon and proceeds therefrom and any funds derived from any reinvestment of such proceeds shall belong to the class of stock with respect to which such payments were received, and are herein referred to as "assets belonging to" such class. In the event there are assets not readily identifiable as belonging to a particular class, the value of such assets shall be allocated to the various classes then existing in proportion to the aggregate asset values of the outstanding shares of stock of the respective classes or in such other manner as may be determined by the board of directors in accordance with the by-laws of the Corporation. The amount of each such asset allocated to a particular class shall then belong to such class, and each such allocation shall be conclusive and binding upon the stockholders of all classes for all purposes.

              3. The assets belonging to each particular class shall be charged with the liabilities, expenses, costs and reserves of the Corporation attributable to that class. Any general liabilities, expenses, costs and reserves of the Corporation which are not readily identifiable as attributable to a particular class shall be allocated to the various classes then existing in proportion to the aggregate asset values of the outstanding shares of stock of the respective classes or in such other manner as may be determined by the board of directors in accordance with the by-laws of the Corporation, and each such allocation shall be conclusive and binding upon the stockholders of all classes for all purposes.

              4. The holders of the outstanding shares of each class of stock of the Corporation shall be entitled to receive such dividends and distributions as the board of directors may from time to time determine; provided that any dividends or distributions paid on or with respect to the shares of any class shall be payable only from and to the extent of the assets (net of liabilities) belonging to that class.

              5. In the event of the liquidation or dissolution of the Corporation, or the liquidation of any class, holders of the shares of each class to be liquidated shall be entitled to receive the assets (less provision for liabilities) belonging to such class with such assets to be distributed among the stockholders of such class in proportion to the number of shares of such class held by them.

              6. Each holder of shares of any class of stock shall be entitled at his option, exercisable in accordance with the provisions hereof and of the by-laws of the Corporation, to require the Corporation to redeem or repurchase such stock at the asset value thereof; provided that any payments made by the Corporation to redeem or repurchase shares of any class shall be made only from the assets belonging to such class and otherwise legally available for such purpose. Payment shall be made in cash or in kind as determined by the Corporation.

              7. The Corporation shall be entitled at its option, exercisable in accordance with the provisions hereof and of the by-laws of the Corporation, to cause the shares of any class of any stockholder to be redeemed for an amount equal to the asset value of such shares, whenever the number of shares of such class owned by such stockholder or their

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         aggregate asset value is less than any minimum fixed by the by-laws or the board of directors in accordance with the by-laws.

              8. Each holder of shares of any class of stock shall be entitled at his option, exercisable in accordance with the provisions hereof and of the by-laws of the Corporation, to convert such shares into shares of stock of any other class of the Corporation on the basis of their relative asset values less any applicable conversion charge or discount determined by the board of directors in accordance with the by-laws of the Corporation.

         FIFTH: The Secretary of State is designated as the agent of the Corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process in any action or proceeding against the corporation which may be served on him is c/o CT Corporation System, 111 Eighth Avenue, New York, NY 10011.

         SIXTH: The name and address of the registered agent of the Corporation is CT CORPORATION SYSTEM located at 111 Eighth Avenue, New York, NY 10011. Said registered agent is to be the agent of the Corporation upon whom process against it may be served.

         SEVENTH: In furtherance and not in limitation of powers conferred by statute and by this Certificate of Incorporation, the following provisions are inserted for the regulation of the business of the Corporation, its affairs, its rights and powers and the rights or powers of its stockholders, directors or officers.

              1. The number of directors of the Corporation shall be as fixed from time to time by or in accordance with the by-laws, but in no event shall the number be less than five nor more than twenty-four. The directors shall be divided into three classes. All classes shall be as nearly equal in number as possible. The terms of office of the directors shall be as follows: that of the first class shall expire at the next annual meeting of stockholders, the second class at the second succeeding annual meeting and the third class at the third succeeding annual meeting. At each annual meeting after such initial classification directors to replace those whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting. Directors must be stockholders of the Corporation.

              2. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board of directors for any reason may be filled by vote of a majority of the directors then in office. Any and all of the directors may be removed for cause by action of the board of directors.

              3. No holder of shares shall have any preferential, preemptive or other right to subscribe for or to purchase any securities of the Corporation, whether now or hereafter authorized, issued or sold or offered for sale by the Corporation other than such rights, if any, as the board of directors may from time to time determine to offer to holders of shares at the time outstanding, and the board of directors may sell or otherwise dispose of securities of the

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Corporation, except as herein otherwise required, to any person and upon such terms and conditions, as the board of directors may deem advisable.

              4. The board of directors of the Corporation shall have the entire management and control of the property, business and affairs of the Corporation and in furtherance thereof, is expressly authorized from time to time:

                   a. To authorize the issue and sale from time to time of shares of stock of the Corporation (now or hereafter authorized) for such consideration, not less than the asset value per share of such stock outstanding at the time as of which the last preceding computation of asset value shall have been made, and upon such other terms and conditions as may be fixed from time to time by the board of directors but in no event at less than par value. All shares so issued for which the full consideration so fixed shall have been paid shall be deemed to be fully paid and not liable for any further call or assessment thereon.

                   b. To authorize the purchase, either directly or through an agent, of shares of stock of the Corporation, upon tender thereof by the holder, upon such terms as the board of directors shall deem expedient, not in excess of the asset value of such shares as of a time reasonably proximate to such purchase, and to pay for such shares in cash, securities or other assets owned by the Corporation, but only to the extent of assets legally available for such purpose.

                   c. To determine, in accordance with sound accounting practice, what constitutes annual or other net profits, and net assets; to fix and vary from time to time the amount to be reserved as working capital; to set apart out of any surplus of the Corporation such reserves in such amount and for such purposes as it shall determine and to abolish any such reserve or any part thereof.

                   d. To distribute dividends in such amounts and in such manner and to the stockholders of record on such dates as the board of directors may from time to time determine, but only out of net profits and surplus, including surplus arising from net realized gains from the sale or other disposition of assets, or out of any other funds legally available for the purpose; it being intended to give to the board of directors the power to distribute as ordinary dividends and as capital gains distributions, amounts sufficient to enable the Corporation to avoid or minimize liability for federal income tax.

                   e. To authorize the execution of a contract or contracts (which may be exclusive) whereby, subject to the supervision and control of the board of directors the other person to such contract or contracts shall

                        (i) render managerial, investment advisory, statistical, research and clerical and bookkeeping services, or related services to the Corporation, upon such terms and conditions as may be provided therein;

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                        (ii)  render such other services as may be determined by
                   the board of directors of the Corporation and agreed upon in said contract or contracts;

                        (iii) provide for the sale and repurchase of shares of
                   stock of the Corporation under such terms as may be provided in said contract or contracts;

                        (iv) act as custodian of all or a part of the funds and securities owned by the Corporation upon such terms as shall be fixed by the board of directors;

                        (v) act as transfer agent and registrar of the shares of stock of the Corporation.

                   f. To eliminate from the authorized number of shares of the corporation or to restore to the status of authorized but unissued shares any shares of stock of the Corporation theretofore redeemed, purchased or otherwise reacquired.

              5. For the purposes hereof, the asset value of shares of stock of any class shall mean the proportionate interest in the net assets of the Corporation belonging to such class determined by or pursuant to the direction of the board of directors, in accordance with such methods as shall be set forth in the by-laws and such regulations as the board of directors may from time to time adopt in order to enable the Corporation to comply with any provision of applicable law, state or federal.

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              IN WITNESS WHEREOF, we have signed this Certificate on the 20th day of April, 2000.


                                              /s/ JOSEPH R. FICALORA
                                           -------------------------------------
                                                   Joseph R. Ficalora
                                                   President


                                              /s/ RODGER D. SHAY
                                           -------------------------------------
                                                   Rodger D. Shay
                                                   Assistant Secretary


STATE OF NEW YORK   )
                    )   SS.:
COUNTY OF NEW YORK  )

         On this 20th day of April, 2000, before me personally came Joseph R. Ficalora and Rodger D. Shay, to me known, and known to me to be the persons described in and who executed the foregoing certificate, and they severally duly acknowledged to me that they had executed the same.



                                              /s/ JAMES H. BLUCK
                                       -------------------------------------
                                                           Notary Public


(NOTARIAL SEAL)